EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of MiMedx Group, Inc., and that this Agreement be included as an Exhibit to such joint filing.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 6th day of March, 2009.

/s/ Parker H. Petit
Parker H. Petit, individually

/s/ Parker H. Petit
Cox Road Partners, LLLP
By:	Parker H. Petit
Title:	General Partner

/s/ Parker H. Petit
Cox Road Partners II, LLLP
By:	Parker H. Petit
Title:	General Partner

/s/ Parker H. Petit
Petit Investments II, LLLP
By:	Parker H. Petit
Title:	General Partner